                         AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                        OF

                                TECHNITROL, INC.

        The undersigned corporation (hereinafter, the "Corporation") hereby desires to amend and restate its Articles of Incorporation in their entirety as permitted under Section 1911 (a)(5)
and (6) of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL") as follows:

        FIRST:        The name of the Corporation is: Technitrol, Inc.

        SECOND:        The address of the Corporation's registered office is 1210 Northbrook
Drive, Suite 470, Trevose, Bucks County, PA 19053.

        THIRD:        The purposes for which the corporation is organized are as follows:

                To manufacture or otherwise produce, use, buy, sell and otherwise deal in goods, wares, merchandise, and other articles of commerce and personal property of every kind and nature including electrical, electronic and mechanical equipment.

                To acquire by purchase, lease, grant, gift, devise, bequest, exchange of securities or property, or otherwise, any property, real or personal, and any interest therein, including the business, good-will, rights and assets of any person, partnership, association or corporation engaged in any lawful business.

                To hold, own, improve, develop, lease, sell, mortgage, pledge and otherwise deal in, invest in and dispose of, any property, real or personal, and any interest therein, including the business, good-will, rights and assets of any person, partnership, association or corporation engaged in any lawful business.

        FOURTH:        The term for which the Corporation is to exist is perpetual.

        FIFTH:        The aggregate number of shares which the Corporation shall have authority to issue is One Hundred Seventy-Five Million (175,000,000) shares of Common Stock.
Unless otherwise designated by the Board of Directors, all shares issued by the Corporation shall be shares of Common Stock having par value of $.125 per share. The Board of Directors shall have the full authority permitted by law to divide the authorized and unissued shares into classes or series, or both, and to determine for any such class or series its designation and the number of shares of the class or series and the voting rights (which shall in all cases be one vote for each share held), preferences, limitations and special rights, if any, of the shares of the class or series.
Notwithstanding the forgoing, the Corporation shall not designate any class or series of stock pursuant to this Article (other than Common Stock) unless the Board of Directors, by majority vote at a meeting at which a quorum is present, determines in the exercise of its business judgment that the sole purpose for the designation and issuance of such class or series is to raise capital necessary for a proper business purpose and not for a takeover defense or other anti-
takeover measure.

                Shares of the Corporation may be certificated or uncertificated, as provided under Pennsylvania law, and this Article FIFTH shall not be interpreted to limit the authority of the Board of Directors to issue any or all classes or series of shares of the
Corporation, or any part thereof, without certificates. To the extent certificates for shares are issued, such certificates shall be in the form as set forth in the By-Laws of the Corporation. In the case of shares issued without certificates, the Corporation will, or will cause its transfer agent to, within a reasonable time after such issuance, send the holders of such shares a written statement containing the information required to be set forth on certificates by the By-Laws of the Corporation, by these Articles, or otherwise by applicable law or regulation. At least annually thereafter, the Corporation shall, or shall cause its transfer agent to, provide to its shareholders of record a written statement confirming the information contained in the informational statement sent pursuant to the preceding sentence.

        SIXTH:        The directors of the Corporation shall be divided into three classes, namely, Classes I, II and III, with each class consisting of not less than one nor more than three directors, as determined in accordance with the By-Laws of the Corporation. Class I directors elected at the 1977 annual meeting of shareholders shall initially serve until the next annual meeting following their election and until their successors shall be elected and qualified. Class II directors elected at the 1977 annual meeting of shareholders shall initially serve until the second annual meeting following their election and until their successors shall be elected and qualified.
Class III directors elected at the 1977 annual meeting of shareholders shall initially serve until the third annual meeting following their election and until their successors shall be elected and qualified. At each annual meeting of shareholders commencing with the 1978 annual meeting, the successors to any class of directors whose terms shall then expire shall be elected to serve three year terms. Directors elected as hereinbefore provided may not be removed prior to the expiration of their respective terms of office without cause.

                Notwithstanding any provision of this Amended and Restated Articles of
Incorporation to the contrary, (1) no amendment to this Amended and Restated Articles of
Incorporation shall amend, alter, change or repeal any provision of this Article SIXTH except upon the affirmative vote of the holders of at least seventy-five percent of the outstanding shares of all classes of capital stock of the Corporation entitled to vote thereon, and (2) no amendment to this Amended and Restated Articles of Incorporation shall be adopted empowering shareholders to remove directors without cause except upon the affirmative vote of the holders of at least seventy-five percent of the outstanding shares of all classes of capital stock of the
Corporation entitled to vote thereon.

        SEVENTH: Except as set forth below, the affirmative vote of the holders of at least seventy-five percent of the outstanding shares of all classes of capital stock of the Corporation entitled to vote thereon, shall be required in order to authorize or adopt (a) any agreement for the merger or consolidation of the Corporation with or into any other corporation which is required by law to be approved by shareholders, (b) any sale, lease, transfer or other disposition by the
Corporation of all or any substantial part of the assets of the Corporation to any other corporation, person or other entity, or (c) any issuance or delivery of securities of the
Corporation in exchange or payment for any securities, properties or assets of any other person in a transaction in which the authorization or approval of shareholders of the Corporation is required by law or by any agreement to which the Corporation is a party, if as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon or consent thereto, such other corporation, person or entity which is a party to such transaction is the beneficial owner, directly or indirectly, of more than 5% of the outstanding shares of stock of the
Corporation.

                For purposes of this Article SEVENTH, (a) any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of the Corporation
(i) which it owns directly, whether or not of record, or (ii) which it has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, or (iii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (ii) above), by an "affiliate" or "associate"
(as defined below), or (iv) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (ii), above) by any other corporation, person or entity with which it or its "affiliate" or "associate" has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the
Corporation, and (b) the outstanding shares of any class of stock of the Corporation shall include shares deemed owned through application of clauses (a) (ii), (iii) and (iv), above, but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

The term "affiliate" is defined as:

                An "affiliate" of, or a person "affiliated" with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the persons specified.

The term "associate" is defined as:

                The term "associate" used to indicate a relationship with any person, means (1) any corporation or organization (other than this Corporation or a majority-
owned subsidiary of this Corporation) of which such person is an officer or partner or is directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of this Corporation or any of its parents or subsidiaries.

                The provisions of this Article SEVENTH shall not be applicable to (i) any merger or consolidation of the Corporation with or into any other corporation, or any sale or lease of all or any substantial part of the assets of the Corporation to any other corporation, person or other entity, if the Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding, letter of intent or agreement with such other corporation, person or entity with respect to and substantially consistent with such transaction, prior to the time that such other corporation, person or entity shall have become a beneficial owner of more than 5% of the outstanding shares of stock of the Corporation; or (ii) any merger or consolidation of the Corporation with, or any sale of the Corporation or any subsidiary thereof of any of the assets of, any corporation of which a majority of the outstanding shares of stock is owned of record or beneficially by the Corporation and its subsidiaries.

                The Board of Directors shall have the power and duty to determine for the purposes of this Article SEVENTH, on the basis of information known to the Corporation, whether (i) such other corporation, person or other entity beneficially owns more than 5% of the outstanding shares of stock of the Corporation, (ii) such corporation, person or entity is an
"affiliate" or "associate" (as defined above) of another, and (iii) the memorandum of understanding, letter of intent or agreement referred to above is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Article SEVENTH.

                No amendment to the Articles of Incorporation of the Corporation shall amend, alter, change or repeal any of the provisions of this Article SEVENTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of the holders of at least seventy-five percent of the outstanding shares of all classes of capital stock of the Corporation entitled to vote thereon.

        EIGHTH:        The Corporation was incorporated on April 10, 1947 under the provisions of the Act of the General Assembly, P.L. 364, May 5, 1933.